A FUNDAMENTAL BUSINESS CHANGE
--------------------------------------------------------------------------------
Stating the Obvious ... Increase in Volume and Complexity

   A single customer electing "choice" will cause       Business-to-Business
   increased information handling from 12 to 8,760     Restructuring Challenge
          info packets amounting to over a            (each one to every other)
                  700 fold increase



THE RELATED SERVICE EXPLOSION                             [GRAPHIC OMITTED]
IN INFORMATION & TRANSACTION
PROCESSING...


[GRAPHIC OMITTED]





4                                                               perotSYSTEMS(TM)

A FUNDAMENTAL BUSINESS CHANGE
--------------------------------------------------------------------------------
The Not-So-Obvious Challenge ... A Complexity Yet To Be Realized


CONSUME                        ENERGY & TRANSPORT                       PURCHASE


                               [GRAPHIC OMITTED]


5                                                              perotSYSTEMS(TM)

o    [ILLEGIBLE] and time arbitrage --

o    Trading & risk

     Gas -- abacus (being built out to accommodate physical)

     Electrical -- abacus

     Liquid -- Solare "Right Angle"

Front office

* revenue enhancement -- more complex and disaggregate risk

should offer reduced costs and/[ILLEGIBLE] -- integrated settlements & clearing

                                           -- contract [ILLEGIBLE] & credit

analytics -- dual structure & Forecasting (in front of front office)

       [ILLEGIBLE]

Scheduling issues

o    risk control reporting

o    middle ware [ILLEGIBLE]

o    Areas -- different charts/grappling -

o    Fit to your needs -

KEY BUSINESS ISSUES
-------------------------------------------------------------------------------

o    Increasing Market complexity & volatility vs. Commodity Margins
     (Middleware)

     o    Changing Rules -- even the familiar is uncertain

o    Cross market interfaces; modeling/simulator/optimization

o    This

o    636 market pricing plus understanding past city gate -- 650 gas suppliers

o Creation of Differentiation & Management of Customization (business enterprise & systems/service)

     o    Shaping a value-added offering

o    Power Star

o    Alliances integration for synergy

o    Contract management

o    FCA

o    View world as "demand" digital marketplace

o    Significant increase in information handling & processing

     o    Leveraging the investment & creating knowledge

o    Reduced transaction costs & enhanced service response

     o    Dial tone, but how to turn to competitive advantage

o Broader/deeper mid and back office - (market models/settlements and clearing)

o    integrated supply chain


Been down path --  stabilizing as is w/view towards creating the "to be"

               --  substance and style

               -- pick major issue significance -- workshop to determine yes/no contribution


[ILLEGIBLE] optionization

80/20 Key factors for leverage integration wholesale retail

California market cash flow/costs

o transaction

o knowledge


3

                                                                    systems(TM)